Universal Forest Products, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Lynn Afendoulis

Director, Corporate Communications

(616) 365-1502

FOR IMMEDIATE RELEASE

Tuesday, July 18, 2017

UFPI posts record second quarter results

- Sales up 23 percent over previous year

GRAND RAPIDS, Mich., July 18, 2017 – Universal Forest Products, Inc. (Nasdaq: UFPI) today reported financial results for the second quarter ended July 1, 2017.

The Company’s net sales rose 23 percent over the same quarter of 2016, led by double-digit gains in each of its markets.  Net earnings were up slightly over 2016.  Both results are records for the company.

“Many companies would be satisfied with our second-quarter performance. Not us,” said CEO Matt Missad. “We are excited about our sales growth, yet disappointed that we only had a modest growth in profits. We won’t make excuses and will aggressively pursue our goal to convert more of our sales revenue to earnings growth. I am confident that the great people of Universal will overcome challenges such as the lumber market volatility that occurred in the second quarter and continue to improve.”

“We are excited about the second half of 2017 and look forward to returning to more normal lumber market conditions as the details of the next Canadian softwood lumber agreement become known,” Matt added. “We expect to see the benefits of our investments in acquisitions, new product development and our international division. We also expect to see the benefits of our efforts to manage costs, as acquisitions such as idX Corp. continue to implement cost-saving synergies ahead of schedule.”

Second Quarter 2017 Highlights (comparisons on a year-over-year basis):

-	Net earnings attributable to controlling interest were $33.6 million, up 1 percent
-	Diluted earnings per share were $1.64
-	Net sales of $1,072.4 million represent a 23 percent increase

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Universal Forest Products, Inc.

-	Unit sales accounted for 16 percent of the Company’s gross sales growth; higher lumber prices accounted for 7 percent
-	New product sales were $115.9 million, up from $97.8 million. The Company has introduced 23 new products in 2017 to date, including 11 during the second quarter.

By market, the Company posted the following second-quarter 2017 gross sales results:

Retail

$459.1 million, up 13 percent over the same period of 2016

Sales to the Retail market grew 13 percent, led by acquisitions, which contributed 8 percent of unit sales growth, while price increases accounted for 5 percent of sales growth.

The Company has benefited from new product sales and growth with independent and big box retailers, the latter of which have reported increases in comparable sales in their most recently reported quarters.

Construction

$295.2 million, up 17 percent over the same period of 2016

The 17 percent increase in Construction sales was led by sales to manufactured housing builders, which grew 24 percent, and residential builders, which grew 14 percent. Sales to commercial builders rose 10 percent. Overall, unit sales grew 9 percent, while prices increased 8 percent.

The Company has benefited from the increase in manufactured home production, which is up 18.5 percent for the year through April 2017, and from rising U.S. housing starts. The Company remains focused on growing business selectively in areas where housing markets are the most stable.

Industrial

$335.9 million, up 47 percent over the same period of 2016

The Company’s growth in this market is primarily due to its September 2016 acquisition of idX Corp. Excluding acquisitions, the Company grew unit sales in this market by 8 percent in the second quarter through market share gains and by adding new customers.

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Universal Forest Products, Inc.

CONFERENCE CALL

Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Wednesday, July 19, 2017. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (888) 685-5759 and internationally at (503) 343-6031. Use conference ID 84420896. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through August 18, 2017, at any of the following numbers: (855) 859-2056, (404) 537-3406 or (800) 585-8367.

UNIVERSAL FOREST PRODUCTS, INC.

Universal Forest Products, Inc. is a holding company whose subsidiaries supply wood, wood composite and other products to three robust markets: retail, construction and industrial.  Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE SIX MONTHS ENDED

JUNE 2017/2016

	Quarter Period				Year to Date
(In thousands, except per share data)	2017		2016		2017		2016
NET SALES	$1,072,375	100%	$872,093	100%	$1,918,505	100%	$1,554,244	100%

COST OF GOODS SOLD	924,135	86.2	740,606	84.9	1,649,526	86.0	1,320,018	84.9

GROSS PROFIT	148,240	13.8	131,487	15.1	268,979	14.0	234,226	15.1

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	94,341	8.8	77,822	8.9	181,259	9.4	148,651	9.6

EARNINGS FROM OPERATIONS	53,899	5.0	53,665	6.2	87,720	4.6	85,575	5.5

OTHER EXPENSE, NET	1,490	0.1	785	0.1	2,906	0.2	1,675	0.1

EARNINGS BEFORE INCOME TAXES	52,409	4.9	52,880	6.1	84,814	4.4	83,900	5.4

INCOME TAXES	17,835	1.7	18,643	2.1	28,605	1.5	29,407	1.9

NET EARNINGS	34,574	3.2	34,237	3.9	56,209	2.9	54,493	3.5

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(932)	(0.1)	(839)	(0.1)	(1,505)	(0.1)	(1,882)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$33,642	3.1	$33,398	3.8	$54,704	2.9	$52,611	3.4

EARNINGS PER SHARE - BASIC	$1.64		$1.64		$2.67		$2.59

EARNINGS PER SHARE - DILUTED	$1.64		$1.64		$2.66		$2.58

COMPREHENSIVE INCOME	35,961		33,430		60,631		54,128

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,460)		(235)		(2,887)		(1,081)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$34,501		$33,195		$57,744		$53,047

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2017	2016	%	2017	2016	%
Retail	$459,140	$407,670	13%	$770,891	$678,928	14%
Industrial	335,928	228,052	47%	613,170	429,701	43%
Construction	295,153	251,665	17%	562,969	472,622	19%
Total Gross Sales	1,090,221	887,387	23%	1,947,030	1,581,251	23%
Sales Allowances	(17,846)	(15,294)	-17%	(28,525)	(27,007)	-6%
Total Net Sales	$1,072,375	$872,093	23%	$1,918,505	$1,554,244	23%

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

JUNE 2017/2016

(In thousands)
ASSETS	2017	2016	LIABILITIES AND EQUITY	2017	2016

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$24,625	$87,517	Cash overdraft	$22,769	$—
Restricted cash	905	909	Accounts payable	160,250	126,095
Investments	10,401	9,740	Accrued liabilities	126,210	111,995
Accounts receivable	398,529	318,505	Current portion of debt	2,378	1,093
Inventories	438,435	297,796
Other current assets	21,970	15,238

TOTAL CURRENT ASSETS	894,865	729,705	TOTAL CURRENT LIABILITIES	311,607	239,183

OTHER ASSETS	17,734	10,011
INTANGIBLE ASSETS, NET	253,484	197,891	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	204,752	84,530
			OTHER LIABILITIES	49,319	51,158
PROPERTY, PLANT AND EQUIPMENT, NET	315,956	256,899	EQUITY	916,361	819,635

TOTAL ASSETS	$1,482,039	$1,194,506	TOTAL LIABILITIES AND EQUITY	$1,482,039	$1,194,506

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED

JUNE 2017/2016

(In thousands)	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$56,209	$54,493
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	23,248	19,178
Amortization of intangibles	2,377	1,285
Expense associated with share-based compensation arrangements	1,282	977
Expense associated with stock grant plans	99	70
Deferred income taxes	355	55
Equity in earnings of investee	(26)	(192)
Net gain on disposition and impairment of assets	(328)	50
Changes in:
Accounts receivable	(101,239)	(95,198)
Inventories	(26,979)	7,564
Accounts payable and cash overdraft	38,146	31,320
Accrued liabilities and other	22,067	20,439
NET CASH FROM OPERATING ACTIVITIES	15,211	40,041

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(34,549)	(24,269)
Proceeds from sale of property, plant and equipment	1,039	309
Acquisitions and purchase of noncontrolling interest, net of cash received	(59,658)	(1,682)
Purchase of remaining noncontrolling interest of subsidiary	—	(1,100)
Cash contributed from noncontrolling interest	464	—
Advances of notes receivable	(228)	(2,946)
Collections of notes receivable and related interest	1,041	3,731
Purchases of investments	(15,118)	(3,571)
Proceeds from sale of investments	7,247	901
Other	(125)	(736)
NET CASH USED IN INVESTING ACTIVITIES	(99,887)	(29,363)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	444,601	3,162
Repayments under revolving credit facilities	(349,311)	(3,210)
Proceeds from issuance of common stock	331	290
Distributions to noncontrolling interest	(1,953)	(8,529)
Dividends paid to shareholders	(9,207)	(1,731)
Repurchase of common stock	(9,934)	—
Other	(6)	(15)
NET CASH FROM (USED IN) FINANCING ACTIVITIES	74,521	(10,033)

Effect of exchange rate changes on cash	1,196	(561)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(8,959)	84

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	34,489	88,342

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$25,530	$88,426

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$34,091	$87,756
Restricted cash, beginning of period	398	586
All cash and cash equivalents, beginning of period	$34,489	$88,342

Cash and cash equivalents, end of period	$24,625	$87,517
Restricted cash, end of period	905	909
All cash and cash equivalents, end of period	$25,530	$88,426